SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Mack-Cali Realty Corporation

(Name of Registrant as Specified In Its Charter)

Bow Street LLC

Bow Street Special Opportunities Fund XV, LP

A. Akiva Katz

Howard Shainker

Alan R. Batkin

Frederic Cumenal

MaryAnne Gilmartin

Nori Gerardo Lietz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 22, 2019, Bow Street LLC ("Bow Street") issued a press release (the "Press Release") in connection with the release of a presentation to shareholders regarding Mack-Cali Realty Corp (the "Investor Presentation"). A copy of the Press Release is filed herewith as Exhibit 1 and a copy of the Investor Presentation is filed herewith as Exhibit 2.

EXHIBIT 1

BOW STREET RELEASES INVESTOR PRESENTATION TO MACK-CALI SHAREHOLDERS DETAILING THE CASE FOR CHANGE AT MACK-CALI

Highlights Decades-Long Underperformance, Mismanagement and Poor Corporate Governance; Meaningful Structural Change Overseen by Independent Directors is Required for Value Creation

Bow Street’s Nominees Bring Diverse, Highly Relevant Backgrounds to Board in Need of Independent Oversight and Willingness to Evaluate ALL Opportunities to Maximize Shareholder Value

Urges Mack-Cali Shareholders to Vote the GOLD Proxy Card FOR Bow Street’s Four

Highly-Qualified, Independent Director Nominees

NEW YORK – May 22, 2019 – Bow Street LLC ("Bow Street"), a New York-based investment firm that beneficially owns approximately 4.5% of the outstanding shares of common stock of Mack-Cali Realty Corporation (“Mack-Cali” or the “Company”) (NYSE: CLI), today released an in-depth investor presentation to Mack-Cali shareholders detailing the case for long-overdue change at Mack-Cali.

The presentation and additional information regarding the THE CASE FOR CHANGE AT MACK-CALI is available at: http://bowstreetllc.com/mack-cali/.

Highlights of the presentation include:

•	Why new board leadership and structural change are immediately required at Mack-Cali to maximize value for all shareholders;

•	Mack-Cali’s current intractable state – over-levered, under-occupied, structurally impaired, and lacking a credible path to sustainable shareholder value creation;

•	The decades-long, massive value destruction overseen by Mack-Cali’s deeply entrenched Board during a period of unprecedented value creation in the real estate sector;

•	Mack-Cali’s poor corporate governance, overseen by directors who lack oversight and accountability, are loyal to Chairman William Mack, and the majority of whom have served on the Board for over 15 years;

•	How the Board has failed shareholders by overpromising and underdelivering on strategies that have eroded shareholder value;

•	Why a robust, transparent exploration of strategic alternatives is needed to unlock shareholder value;

•	The blatant fallacies Mack-Cali has fed shareholders to mask its decades of underperformance, mismanagement and missed opportunities;

•	The diverse, highly relevant backgrounds of Bow Street’s four independent director nominees who bring the oversight required to reverse the status quo; and

•	The best path forward for Mack-Cali, which includes a reconstituted Board mandated to create value for all shareholders by focusing on meaningful solutions that address Mack-Cali’s structural issues.

Akiva Katz and Howard Shainker, Managing Partners of Bow Street, said, “Over the last two decades, the Mack-Cali Board has failed shareholders. During a period of unprecedented prosperity in the real estate sector, Mack-Cali has not only drastically underperformed all relevant office and apartment REIT indices, but has also consistently been the worst performing stock among its self-selected peers. To make matters worse, the Board responsible for this decades-long, abysmal performance, largely remains in place today. Mismanagement by this deeply entrenched Board has left the Company trapped – massively underperforming, structurally challenged, over-levered, under-occupied, and lacking any credible path to sustainable shareholder value creation. It is clear to us that absent immediate structural change overseen by independent directors, value erosion at Mack-Cali will continue to persist.

“It is time for a new day at Mack-Cali. Bow Street’s four highly capable director nominees bring independence and skillsets to a Board in need of rigorous oversight and a willingness to evaluate all opportunities to fix Mack-Cali’s broken structure and create meaningful value for shareholders.”

Bow Street urges shareholders to protect their investment and vote the GOLD proxy card FOR its four highly-qualified, independent director nominees who bring diverse, relevant backgrounds to a Board in need of fresh perspectives and independent oversight. If elected, Bow Street’s nominees will take a new approach to value creation and pledge to work alongside the incumbent directors to explore ALL opportunities to maximize shareholder value.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

Please vote today by telephone, via the Internet or

by signing, dating and returning the enclosed GOLD proxy card.

Simply follow the easy instructions on the GOLD proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-free: (877) 800-5182

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

Please simply discard any White proxy card that you may receive from Mack-Cali. Returning a White proxy card – even if you “withhold” on the Company's nominees –will revoke any vote you had previously submitted on Bow Street’s GOLD proxy card.

About Bow Street LLC

Founded in 2011, Bow Street is a New York-based investment manager that partners with institutional investors and family offices globally to invest opportunistically across public and private securities.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257 4170

Investor Contacts

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

(212) 750 5833

Important Information

Bow Street LLC ("Bow Street"), A. Akiva Katz, Howard Shainker, Alan R. Batkin, Frederic Cumenal, MaryAnne Gilmartin, and Nori Gerardo Lietz (collectively, the "Participants") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from shareholders of Mack-Cali Realty Corporation (the "Company"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card is being furnished to some or all of the Company's shareholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ or from the Participants' proxy solicitor, Innisfree M&A Incorporated.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by Bow Street with the SEC on May 1, 2019. This document is available free of charge from the sources indicated above.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this presentation in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Bow Street disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results.